                                                            EXHIBIT 99 (10) (a)


                           Morgan, Lewis & Bockius LLP
                         1111 Pennsylvania Avenue, N.W.
                              Washington, DC 20004
                                Tel: 202.739.3000
                                Fax: 202.739.3001
                               www.morganlewis.com

Michael Berenson
(202) 739-5450
mberenson@morganlewis.com

May 1, 2003

Jefferson National Life Insurance Company
Jefferson National Life Annuity Account C
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223

Re:      Registration No. 033-02460
         --------------------------

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 (File No. 033-02460) for Jefferson National Life Annuity Account C filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                            Very truly yours,



                                            MORGAN, LEWIS & BOCKIUS LLP

                                            By: /s/ Michael Berenson
                                                -----------------------
                                                Michael Berenson